Exhibit 99.1
2014 ANNUAL SHARDHOLDERS MEETING MAY 9, 2014
2013 Year in Review
2014 ANNUAL SHARDHOLDERS MEETING MAY 9, 2014 Record Financial Results in 2013 Revenue was a record $220.7 million Growth of 36.5% YoY EBITDA was a record $56.2 million Growth of 28.0% YOY Net income of $16.3 million Increase of 37.5% YoY
Inmarsat Strategic Transaction Announced August 2013; closed January 2014 Acquired Inmarsat's Energy Broadband Division Large Microwave network with WiMAX overlay M2M SCADA VSAT network Talented and highly-skilled workforce RigNet to become a key energy distributor for Inmarsat's Global Xpress and L-band offerings
RigNet Equity Ownership Original private equity syndicate distributed or sold its stake KKR became RigNet's largest shareholder, endorsing RigNet's business model and growth prospects Share price up 146% in 2013 Current price targets are $55.00 - $62.00
Looking Forward
Energy Broadband Integration 2014 will be focused on a successful integration of the Inmarsat business acquired RigNet is excited to be bringing enhanced capabilities to our oil and gas customers Our industry partnership with Inmarsat to deliver differentiated solutions to our customer base positions RigNet to be the preferred provider in the space
Broadening our Focus RigNet is broadening our focus within oil and gas to become an integrated technology solutions provider, helping oil and gas companies reduce non-productive time and enhance safety through additional solutions, developed internally or acquired, that leverage our remote communications network. RigNet Tomorrow RigNet Today Backhaul Network Security Infrastructure Optimization Mobilization Communications Managed Comms Remote Collaboration Crew Welfare Health and Safety Workflow/Knowledge Mgmt Asset tracking/monitoring Surveying and positioning Ops Data Management Subsea Comms